[LETTERHEAD OF HUSCH & EPPENBERGER, LLC]


                                                                EXHIBIT 5.1


                              August 23, 1999



 Westfield America, Inc.
 11601 Wilshire Boulevard, 12th Floor
 Los Angeles, Ca 90025


           Re: Registration of Series C Preferred Stock; Series C-1 Preferred Stock, Series C-2 Preferred Stock and Common Stock on Form S-3

 Dear Ladies and Gentlemen:

      We have acted as special Missouri counsel to Westfield America, Inc., a Missouri corporation (the "Company"), in connection with the filing of the Registration Statement (as hereinafter defined), registering (i) Four Hundred Sixteen Thousand Six Hundred Sixty Seven (416,667) shares of the Company's Series C Preferred Stock, par value $1.00 per share, (ii) One Hundred Thirty Eight Thousand Eight Hundred Eighty Nine (138,889) shares of the Company's Series C-1 Preferred Stock, par value $1.00 per share,
 (iii) One Hundred Thirty Eight Thousand Eight Hundred Eighty Nine (138,889) shares of the Company's Series C-2 Preferred Stock, par value $1.00 per share, and (iv) Six Million Nine Hundred Forty Four Thousand Four Hundred Fifty (6,944,450) shares of the Company's Common Stock, par value $.01 per share (collectively, the "Shares") for offer by Security Capital Preferred Growth Incorporated, a stockholder of the Company.

      This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

      In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3, as filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Act relating to the registration of the Shares under the Act (such Registration Statement, referred to as the "Registration Statement"); (ii) specimen certificates representing the Shares; (iii) the Articles of Incorporation of the Company, as presently in effect; (iv) the By-Laws of the Company, as presently in effect; and (v) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares and related matters.

      We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

      Members of our firm are admitted to the bar in the State of Missouri, and we do not express any opinion as to the laws of any other jurisdiction.

      Based upon and subject to the foregoing, we are of the opinion that the Shares, when sold, will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement.

      This opinion is furnished by us, as your special counsel, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our prior written permission.

                          Very truly yours,

                          /s/ Husch & Eppenberger, LLC

                          HUSCH & EPPENBERGER, LLC